Exhibit 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-164244 and No. 333-169027) of Athens Bancshares Corporation of our report dated March 17, 2011, relating to the audit of the consolidated financial statements of Athens Bancshares Corporation and subsidiary included in the Annual Report on Form 10-K of Athens Bancshares Corporation for the year ended December 31, 2010.
/s/ HAZLETT, LEWIS & BIETER, PLLC
Chattanooga, Tennessee
March 17, 2011